Exhibit 10.2
SEPARATION AND CONSULTING AGREEMENT

This SEPARATION AND CONSULTING AGREEMENT (the “Agreement”) is hereby made and entered into this 14th day of January, 2022, by and between 9 Meters Biopharma, Inc. (f/k/a Innovate Biopharmaceuticals, Inc.), a Delaware corporation (the “Company”), and the undersigned employee, referred to in this Agreement as “you.”

WHEREAS, you and the Company are parties to that certain Executive Employment Agreement dated as of June 22, 2019 and that certain First Amendment to Employment Agreement dated as of July 12, 2021 (together, the “Employment Agreement”), as well as that certain Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement dated around June 22, 2019 (the “Proprietary Information Agreement”), pursuant to which you have been employed by the Company as its Chief Financial Officer;

WHEREAS, the parties intend that this Agreement will set out the terms of your separation from employment with the Company, your eligibility for certain separation benefits, your release of claims against the Company, and certain related matters; and

WHEREAS, notwithstanding the termination of your employment, the Company wishes to engage you as an independent contractor to perform certain advisory services, and you wish to accept such engagement, on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.Termination. Your employment with the Company will terminate effective on the close of business on January 14, 2022 (the “Termination Date”), and, except as set out in this Agreement, as provided by the specific terms of a benefit plan or as required by law, all employee benefits will end at that time. With the exception of your laptop computer and its related equipment, you hereby agree to return to the Company by the Termination Date all Company-owned equipment, keys or passes, software, files, samples, training materials, programs and documents (including any copies), in the same condition as when provided to you, reasonable wear and tear excepted. You will retain your laptop and related equipment for use during the consulting services you perform for the Company, and for your personal use, but you agree to delete Company materials from the computer and any other electronic devices as may be directed by the Company. Your return of the other Company property is an express requirement under this Agreement and a condition to your receipt of the Separation Pay described below. You hereby acknowledge that, upon receipt of your final paycheck, you will have received all wages due to you by the Company.

2.Consulting Relationship. In consideration of the Company’s promises as described in this Agreement, you agree to make yourself reasonably available to provide consulting services to the Company (the “Services”) on an independent contractor basis as described below.

Exhibit 10.2
a.You will provide the Services to the Company during the period beginning on the day immediately following the Termination Date and ending three (3) months after the Termination Date or such earlier date on which the Consulting Period may be terminated in accordance with this Agreement (the “Consulting Period”). The Consulting Period may be extended only by written agreement of the parties.

b.The Consulting Period may be terminated (i) by the Company upon notice to you for Cause, or (ii) by either party upon at least 10 days’ advance notice to the other party. As used herein, “Cause” means: (A) your failure to perform the Services in a timely manner as reasonably requested by the Company’s Chief Executive Officer; (B) your material breach of this Agreement; (C) your willful or grossly negligent misconduct with respect to the Services; (D) your conviction on charges of, or plea of guilty or no contest to any felony or a misdemeanor having as its predicate element fraud, dishonesty or misappropriation; or (E) your intentional or grossly negligent act or omission that materially injures, or in the reasonable determination of the Company, has the capacity to materially injure, the operations or reputation of the Company. To the extent any such failure to perform, breach of this Agreement, or other act or omission which the Company asserts constitutes Cause is curable, the Company will provide you with written notice, and Cause will exist only in the event you fail to cure the alleged Cause within ten (10) days.

c.During the Consulting Period, you agree to make yourself available to render, and to render in a timely manner, such Services as are reasonably requested by the Company’s Chief Executive Officer. The Parties anticipate that the Services will include, but not be limited to, transitioning ongoing projects and files as directed, and serving as an advisor to the Company’s executive officers. During the Consulting Period, you will be expected to devote a reasonable amount of time providing the Services in a manner and on a schedule which does not interfere with your other employment. You will perform the Services at such times as are mutually agreeable to you and the Company, taking into account your other employment and your other business and personal commitments. You agree to perform the Services diligently, competently, and in a professional manner, in compliance with all laws applicable to the provision of the Services. You will at all times retain discretion and judgment in the manner and means of carrying out the Services and will not be expected to adhere to any particular schedule for the performance of the Services, except in the case of occasional scheduled meetings. The Company will reimburse your reasonable, documented travel expenses incurred in connection with your Services, provided such expenses are pre-approved by the Company.

d.You acknowledge and agree that, during the Consulting Period, you will be an independent contractor and not an employee of the Company, and will not be entitled to receive any compensation for your service as an independent contractor other than as expressly provided above. You acknowledge that as an independent contractor, you will not be entitled to any benefits or rights provided by the Company to its employees, including but not limited to group health insurance (except to the extent continuation coverage is available pursuant to COBRA or

Exhibit 10.2
applicable state law), disability insurance, paid time off, retirement plans, workers’ compensation coverage, or any similar benefits that may be provided to the Company’s employees. You agree that you will be solely responsible for any taxes that may be due and owing by you as a result of any payments provided under this Agreement, and the Company has made no representations or promises regarding the tax treatment of any payments provided pursuant to this Agreement. You acknowledge that you have not relied on any statements or representations by the Company or its attorneys with respect to the tax treatment of any compensation due under this Agreement.

e.You will be free to be employed by, or perform consulting services for, other persons and entities during the Consulting Period, provided that you will comply with the Proprietary Information Agreement (“PIA”) with respect to your services for other persons and entities. The Company acknowledges that any other company you join may have its own proprietary information, and that the PIA does not prohibit you from utilizing that other company’s proprietary information.

3.Separation Benefits. If you sign and do not revoke this Agreement as set forth herein, the Company will provide you with the following separation pay and benefits (collectively, the “Separation Benefits”), provided, however, if you voluntarily terminate your engagement or you are terminated for “Cause” during the Consulting Period, no further Separation Benefits will be provided to you following such termination:

a.Separation pay in an amount equal to your base salary (minus applicable federal, state and local payroll taxes, and other withholdings required by law or authorized by you), for a total period of twelve (12) months following the Termination Date (the “Separation Pay”. The Company acknowledges that the Separation Pay will continue for the twelve month period even though the Consulting Period is three months. The Separation Pay will be paid accordance with the Company’s normal payroll practices and procedures beginning on the Company’s next regular payday following the expiration of the “Right to Revoke Period” defined in Section 11 below.

b.To the extent that a bonus would have been awarded had you remained employed through December 31, 2021 (as set forth in the Employment Agreement), an amount equal to your 2021 bonus if and as determined by the Board of Directors of the Company or its Compensation Committee in a similar manner as so determined for other senior employees of the Company (the “2021 Bonus”). The 2021 Bonus, if any, will be paid in accordance with the terms set forth in the Employment Agreement.

c.Following the completion of the Consulting Period, you will receive a prorated bonus for 2022, calculated as (D/365) times the bonus you would have received under the Employment Agreement paragraph 4(b) if you had remained an executive employee for all of 2022, where D equals the number of days in 2022 that you were employed, if any (from December 31, 2021 through the Termination Date) by the Company plus the number of days of the Consulting Period in 2022.

Exhibit 10.2

d.If you properly and timely elect to continue your health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) after the Termination Date, reimbursement for the cost of your COBRA health continuation coverage premium for twelve (12) months following the Termination Date (the “Separation Period”) such that you pay a portion of the COBRA premiums at a rate equal to the rate at which you paid your portion of health premiums during the last full month that you were in active status with the Company. Upon expiration of the Separation Period, you may have the right to continue your health insurance coverage under COBRA at your own expense. The Company’s obligation to reimburse you for your COBRA premiums as provided for in this Section will terminate if you become eligible for equivalent health benefits from another employer during the Separation Period. In addition, the Company has the right to discontinue the payment of the premium and pay to you a lump sum amount equal to the current monthly COBRA premium times the number of months remaining in the Separation Period if the Company determines.

If you do not sign this Agreement and return it to the Company within twenty-one (21) days, or if you revoke your acceptance of this Agreement during the Right to Revoke Period, you will not be eligible to receive the Separation Benefits described above.

4.Options. You were previously granted stock options to purchase 1,337,468 shares of the Company’s common stock (the “Options”), which options were to vest over time in accordance with the applicable stock plan and award agreement. In exchange for your execution and non-revocation of this Agreement, your provision of the Services, and your promises made herein, the Company agrees that the Options will continue to vest in accordance with the applicable vesting schedule over the course of the Consulting Period. Provided you remain engaged by the Company either as an employee or as a consultant through the earlier of either December 31, 2021, or the end of the Consulting Period, the Company will accelerate the vesting of all remaining unvested Options and extend the exercise period to match the life of the options (10 years from issuance date). You acknowledge and agree that to the extent any of the Options were designated as incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, the exercise of such options more than three months after your employment with the Company ends will result in the options being deemed nonstatutory stock options (except in certain limited circumstances specified in the applicable option grant agreement as permitted by applicable tax laws). Treatment of the options as nonstatutory stock options may result in tax consequences to you, including an obligation on the part of the Company to withhold taxes from income you may recognize at the time of exercise. You are encouraged to seek your own tax and financial advice regarding the consequences any decision to exercise the options, and acknowledge that you are not relying on any statements or representations of the Company or any of its agents with regard to such tax consequences. Except as expressly provided herein, the Options remain subject to the terms of the applicable award agreement(s) between you and the Company.

5.Release of Claims. Release of Claims. In exchange for offer to provide you with the Separation Benefits described in Section 3, above, by your signing this Agreement, you release and forever discharge the Company, as well as its parent companies, affiliates,

Exhibit 10.2
subsidiaries, divisions, officers, directors, stockholders, employees, agents, representatives, attorneys, lessors, lessees, licensors and licensees, and their respective successors, assigns, heirs, executors and administrators (collectively, the “Company Parties”), from any and all past and present claims, demands, and causes of action of every kind and nature, whether known or unknown, direct or indirect, accrued, contingent or potential, which you ever had or now have, including but not limited to any claims arising out of or related to your employment with the Company and the termination thereof (except where or to the extent that such a release is expressly prohibited or made void by law). The release includes, without limitation, your release of the Company and the Company Parties from any claims by you for lost wages or benefits, stock options, compensatory damages, punitive damages, attorneys’ fees and costs, equitable relief or any other form of damages or relief. In addition, this release is meant to release the Company and the Company Parties from all common law claims, including claims in contract or tort, including, without limitation, claims for breach of contract, wrongful or constructive discharge, intentional or negligent infliction of emotional distress, misrepresentation, tortious interference with contract or prospective economic advantage, defamation, negligence or breach of any covenant of good faith and fair dealing. You also specifically and forever release the Company and the Company Parties (except where and to the extent that such a release is expressly prohibited or made void by law) from any claims based on unlawful employment discrimination or harassment, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT (29 U.S.C. § 621 ET SEQ.).

You acknowledge that this release applies both to known and unknown claims that may exist between you and the Company and the Company Parties. You expressly waive and relinquish all rights and benefits which you may have under any state or federal statute or common law principle that would otherwise limit the effect of this Agreement to claims known or suspected prior to the date you execute this Agreement, and do so understanding and acknowledging the significance and consequences of such specific waiver. Provided, however, that nothing in this Agreement extinguishes any claims you may have against the Company for breach of this Agreement.

The Company represents that it has no knowledge of any claims against you, and that it has no intent or pursuing any claims against you.

6.No Admissions. You understand, acknowledge and agree that the release set out above in Section 5 of this Agreement is a final compromise of any potential claims by you against the Company and the Company Parties in connection with your employment by the Company, and is not an admission by the Company or the Company Parties that any such claims exist or that the Company or any of the Company Parties are liable for any such claims. Unless prohibited by applicable law or regulation, you further agree not to hereafter, directly or indirectly, sue, assist in or be a voluntary party to any litigation against the Company or any one or more of the Company Parties for any claims relating to events occurring prior to or simultaneously with the execution of this Agreement, including but not limited to your termination of employment with the Company.

Exhibit 10.2
Notwithstanding the foregoing, nothing in this Agreement prohibits you from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Commission or a comparable state or federal fair employment practices agency; provided, however, that this Agreement fully and finally resolves all monetary matters between you and the Company and the Company Parties, and by signing this Agreement, you are waiving any right to monetary damages, attorneys’ fees and/or costs related to or arising from any such charge, complaint or lawsuit filed by you or on your behalf, individually or collectively.

7.Confidentiality. You acknowledge and agree that in your employment with the Company, you held a position of trust and confidence that gave you access to confidential information belonging to the Company and to its customers, which, if divulged or misused, would be potentially harmful to the Company and/or its customers (the “Confidential Information”). You therefore agree not to disclose any Confidential Information, except as required by law or court order. You also hereby represent and agree that you have not and will not (except as required by law) disclose information regarding the specific terms of this Agreement, and particularly the amount or nature of your Separation Benefits, to anyone except your immediate family, your attorney and accountant or financial advisor as reasonably necessary.

8.No Disparagement. You agree that you will not falsely denigrate, defame, disparage or cast aspersions upon the Company, the Company Parties, their products, services, business and manner of doing business, and that you will use your reasonable best efforts to prevent any member of your immediate family from engaging in any such activity. Upon inquiry from any third party, the Company will release only your dates of employment and positions held, and our CEO, John Temperato, will provide a mutually agreed form of reference letter on Company letterhead.

9.Relief and Enforcement. You understand and agree that any material breach of this Agreement and/or any termination of your engagement under this Agreement for Cause in accordance with paragraph 2(b) will nullify the Company’s obligation to provide the Separation Benefits as set out in Section 3, above. You also understand and agree that if a court of law determines that you violated the terms of Sections 7 or 8 of this Agreement, you will cause injury to the Company (and/or one or more of the Company Parties) that will be difficult to quantify or repair, so that the Company (and/or the Company Parties) will have no adequate remedy at law. Accordingly, you agree that if you violate Sections 7 or 8 of this Agreement, the Company (or the Company Parties) will be entitled as a matter of right to obtain an injunction from a court of law, restraining you from any further violation of this Agreement. The right to an injunction is in addition to, and not in lieu of, any other remedies that the Company (or the Company Parties) has at law or in equity.

10.No Modifications; Governing Law; Entire Agreement. This Agreement cannot be changed or terminated orally, and no modification or waiver of any of the provisions of this Agreement is effective unless in writing and signed by all of the parties hereto. The parties agree that this Agreement is to be governed by and construed in accordance with the laws of the State of North Carolina, and that any suit, action or charge arising out of or relating to this Agreement will be adjudicated in the state or the federal courts in Wake

Exhibit 10.2
County, North Carolina. This Agreement sets forth the entire and fully integrated understanding between the parties with respect to the matters addressed herein, and there are no representations, warranties, covenants or understandings, oral or otherwise, that are not expressly set out herein.

11.Right to Revoke. ONCE SIGNED BY YOU, THIS AGREEMENT IS REVOCABLE IN WRITING FOR A PERIOD OF SEVEN (7) DAYS (THE “RIGHT TO REVOKE PERIOD”). IN ORDER TO REVOKE YOUR ACCEPTANCE OF THIS AGREEMENT, YOU MUST DELIVER WRITTEN NOTICE TO COMPANY CEO JOHN TEMPERATO, AND SUCH WRITTEN NOTICE MUST ACTUALLY BE RECEIVED WITHIN THE SEVEN (7) DAY RIGHT TO REVOKE PERIOD.

12.Voluntary Execution. By signing below, you acknowledge that you have read the foregoing Agreement, that you understand its contents and that you have relied upon or had the opportunity to seek the legal advice of your attorney, who is the attorney of your own choosing. YOU HEREBY ACKNOWLEDGE THAT YOU HAVE BEEN GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT. YOU ALSO ACKNOWLEDGE THAT YOU WERE ADVISED BY THE COMPANY IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

13.Miscellaneous.

(a) Should any portion, term or provision of this Agreement be declared or determined by any court to be illegal, invalid or unenforceable, the validity or the remaining portions, terms and provisions shall not be affected thereby, and the illegal, invalid or unenforceable portion, term or provision shall be deemed not to be part of this Agreement.

(b) The parties agree that the failure of a party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the party’s full right or ability to require performance of the same or any other provision of this Agreement at any time thereafter.

(c) This Agreement shall inure to the benefit of and shall be binding upon you, your heirs, administrators, representatives, executors, successors and assigns and upon the successors and assigns of the Company.

(d) The headings of the paragraphs of this Agreement are for convenience only and are not binding on any interpretation of this Agreement. This Agreement may be executed in counterparts.

[Signature page follows.]

Exhibit 10.2

9 METERS BIOPHARMA, INC.

/s/ John Temperato
John Temperato, CEO

EMPLOYEE:

/s/ Edward J. Sitar
Edward J. Sitar

DATE: January 14, 2022